Exhibit 6.48

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED

WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT

BECAUSE IT IS (I) NOT MATERIAL AND (II)WOULD BE COMPETITIVELY HARMFUL IF

PUBLICLY DISCLOSED.

Invoice No	[***]	A/c No	[***]
Invoice Date	9/30/2025	Paddle No	[***]

Mailing Address	Account Address
Masterworks Gallery LLC 1	Masterworks Gallery LLC as agent for
World Trade Center	Masterworks Cayman SPC o/b/o its
57 Floor	Gallery Segregated Portf
New York, NY 10007	1 World Trade Center
United States	57 Floor
New York, NY 10007
United States

PAYMENT SCHEDULE • DETAIL

Sale No	23740	Sale Title	Post-War to Present	Sale Date 9/30/2025
Auctioneer		License No

Lot	Description	Transaction	Due Date	Amount
117	ERNIE BARNES (1938-2009) x3 x x o x n x x 3 signed 'ERNIE	Hammer	1/28/26		500,000.00
	BARNES’ (lower right) oil on canvas	Premium	1/28/26		135,000.00
		Total Amount Due		US$	635,000.00

Notes Sales/ Use Tax: Christie’s will collect sales tax where legally required. The applicable sales tax rate will be determined based upon the state, county, or locale to which the lot will be shipped. Please also note that an additional sales tax on freight may also be charged in these states. Please call 212/636-2650 for assistance.

Christie's Inc 20 Rockefeller Plaza New York, NY 10020

Telephone +1 212 636 2000 Fax +1 212 636 4930

christies.com

Invoice No	[***]	A/c No	[***]
Invoice Date	9/30/2025	Paddle No	[***]

Mailing Address	Account Address
Masterworks Gallery LLC 1	Masterworks Gallery LLC as agent for
World Trade Center	Masterworks Cayman SPC o/b/o its
57 Floor	Gallery Segregated Portf
New York, NY 10007	1 World Trade Center
United States	57 Floor
New York, NY 10007
United States

PAYMENT SCHEDULE • DETAIL

Sale No	23740	Sale Title	Post-War to Present	Sale Date 9/30/2025
Auctioneer		License No

Instalment	Due Date	Amount
Payment Due	1/28/2026		635,000.00
	Total Amount Due	US$	635,000.00

Notes	All extended payment terms herein are subject to the Extended Payment Terms Agreement Letter and the Conditions of Sale for the relevant sale agreed to only.

Christie's Inc 20 Rockefeller Plaza New York, NY 10020

Telephone +1 212 636 2000 Fax +1 212 636 4930

christies.com

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